Exhibit 99.1


                   Lawson Software Names Schriesheim EVP & CFO

         Brings Global Tech-Sector Experience in Finance, Operations and
                              Corporate Development


     ST. PAUL, Minn.--(BUSINESS WIRE)--Oct. 3, 2006--Lawson Software, Inc. (Nasdaq:LWSN) today announced that Robert A. Schriesheim, 46, will join the company Oct. 5 as executive vice president and assume the role of chief financial officer Oct. 11. He will report to Harry Debes, Lawson president and chief executive officer.

     Schriesheim, a current member of the Lawson Board of Directors, will oversee Lawson's financial affairs, corporate development, investor relations, information technology and global administration. He will continue to serve on the Lawson board.

     "Rob has global operating experience as a corporate strategist and a detail-oriented finance executive in the technology sector," said Debes. "He has a demonstrated ability to optimize stakeholder value in transformational situations by driving operating performance, executing on corporate finance and capital markets initiatives, and delivering on merger-and-acquisition strategies. His experience as a public company board director, venture capital investor, and CFO of a European-based, multi-national technology company will transfer well to Lawson."

     In a joint statement, Co-Chairmen Richard Lawson and Romesh Wadhwani said:
"Under Harry Debes' leadership, Lawson is putting together a very strong management team. We are pleased that we have attracted someone with Rob's global operating background, finance expertise and M&A experience in the tech sector to the CFO role. It is also a benefit that he is familiar with Lawson, given his board service."

     "I am excited to be joining Lawson at this stage of the company's life and working with Harry and the entire executive team," said Schriesheim. "I look forward to using and applying my experience to help Lawson solidify its position as the leading global provider of enterprise software and services to the middle market."

     Schriesheim brings 20 years of global experience in the communications, software, semiconductor and information services industries as a senior financial executive, board director, corporate strategist and private equity investor focusing on special situations.

     He has been a venture partner and general partner of ARCH Development Partners LLC, a technology venture capital fund since 2002, where he focused on the software and IT sectors. Before ARCH, Schriesheim was EVP of corporate development and CFO for Global Telesystems, a $1-billion NYSE-listed communications company based in London. Previously, he was president and CEO of SBC Equity Partners, a private equity firm; vice president of corporate development for Ameritech; vice president of global corporate development for AC Nielsen; and a principal with Brooke Group Ltd, a holding company and investment firm.

     Schriesheim also currently serves on the boards of publicly traded Dobson Communications (Nasdaq: DCEL) and Skyworks Solutions (Nasdaq: SWKS).

     Schriesheim graduated from Princeton University with a degree in chemistry and received his MBA from the University of Chicago Graduate School of Business.

     About Lawson Software

     Lawson Software provides software and service solutions to 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson's solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

     Forward-Looking Statements

     This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries; increased competition and other risk factors listed in the company's most recent Quarterly Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.


     CONTACT: Lawson Software, Inc.
              Media:
              Terry Blake, +1-651-767-4766
              terry.blake@lawson.com
              or
              Investors and Analysts:
              Barbara Doyle, +1-651-767-4385
              barbara.doyle@lawson.com